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EXHIBIT 99.4

Unaudited Pro Forma Condensed Combined Financial Data
of First Community and First Charter

    The following tables present financial data for First Community and First Charter after giving effect to the merger, which we refer to as "pro forma" information. The pro forma financial data give effect to the merger under the purchase accounting method in accordance with accounting principles generally accepted in the United States of America ("GAAP"). In presenting the pro forma information for certain time periods, First Community assumed that First Community and First Charter had been merged throughout those periods. The following unaudited pro forma combined financial data combines the historical consolidated condensed financial statements of First Community and the historical consolidated condensed financial statements of First Charter, giving effect of the merger as if it had been effective on June 30, 2001 and December 31, 2000, with respect to the Pro Forma Combined Condensed Balance Sheet, and as of the beginning of the periods indicated, with respect to the Pro Forma Combined Condensed Statements of Income. This information should be read in conjunction with the historical financial statements of the companies, including their respective notes thereto, which are incorporated by reference in this current report on Form 8-K.

    First Community expects that it will incur reorganization and restructuring expenses as a result of combining First Community and First Charter. The effect of the estimated merger and reorganization costs expected to be incurred in connection with the merger have been reflected in the pro forma combined balance sheets; however, since the estimated costs are nonrecurring, they have not been reflected in the pro forma combined statements of income. First Community also anticipates that the merger will provide the combined company with certain financial benefits that include reduced operating expenses and opportunities to earn more revenue. However, First Community does not reflect any of these anticipated cost savings or benefits in the pro forma information. Finally, the pro forma financial information does not reflect any divestitures of branches or deposits that may be required in connection with the merger. Therefore, the pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results. The pro forma information also does not attempt to show how the combined company would actually have performed had the companies been combined throughout these periods. All adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results of the unaudited historical interim periods have been included.

    As described in Note 6, on January 16, 2001, Professional Bancorp merged with and into First Community. The Professional Merger was accounted for using purchase accounting. Due to the materiality of this acquisition, the Unaudited Pro Forma Combined Condensed Statements of Income for the six-month period ended June 30, 2001, and for the year ended December 31, 2000, and the Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 2000 are additionally presented as if the Professional Merger occurred at the beginning of the periods presented for the unaudited Pro Forma Combined Condensed Statements of Income or as of December 31, 2000 for the Unaudited Pro Forma Combined Condensed Balance Sheet. Such information presented is not intended to reflect the actual results that would have been achieved had the Professional Merger actually occurred on those dates, and it should be read in conjunction with the historical financial information presented elsewhere herein.

Unaudited Pro Forma Combined Condensed Balance Sheets
At June 30, 2001

	First Community	First Charter	Pro Forma Adjustments		First Community Pro Forma
	(In thousands, except per share data)
Assets:
Cash and due from banks	$56,624	$10,611	$—		$67,235
Federal funds sold	73,327	18,302	—		91,629

Total cash and cash equivalents	129,951	28,913	—		158,864
Interest-bearing deposits in financial institutions	285	3,038	—		3,323
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	1,536	659	—		2,195
Securities held to maturity	13,020	—	—		13,020
Securities available-for-sale	85,717	20,136	—		105,853

Total securities	100,273	20,795	—		121,068
Net loans	366,078	66,951	—		433,029
Premises and equipment	5,573	628	—		6,201
Other real estate owned	654	1,292	—		1,946
Goodwill	4,227	—	7,867	(aa)	12,094
Other assets	12,629	2,652	427	(bb)	15,708

Total Assets	$619,670	$124,269	$8,294		$752,233

Liabilities and Shareholders' Equity:
Liabilities:
Non-interest bearing deposits	$214,148	$32,803	$—		$246,951
Interest bearing deposits	344,149	75,807	—		419,956

Total deposits	558,297	108,610	—		666,907
Borrowed funds	15,682	6,000	—		21,682
Accrued interest payable & other liabilities	6,960	1,007	2,721	(cc)	10,688

Total Liabilities	580,939	115,617	2,721		699,277
Shareholders' Equity:
Convertible preferred stock	—	5,045	(5,045	)(dd)	—
Common stock	28,690	174	25,432	(ee)	54,296
Additional paid-in-capital	—	12,439	(12,439	)(ff)	—
Retained earnings (accumulated deficit)	9,682	(9,087)	(2,294	)(gg)	(1,699)
Accumulated other comprehensive income: unrealized net gains on securities available-for-sale, net	359	81	(81	)(hh)	359

Total Shareholders' Equity	38,731	8,652	5,573		52,956

Total Liabilities & Shareholders' Equity	$619,670	$124,269	$8,294		$752,233

Number of common shares outstanding(1)	4,577.1	2,289.8			5,238.7
Common shareholders' equity per share	$8.46	$1.58			$10.11

(1)
The number of shares of our First Charter common stock outstanding does not reflect either the conversion of each outstanding share of First Charter convertible preferred stock into 657.89 shares of First Charter common stock or the conversion of shares of First Charter convertible preferred stock issuable upon the exercise of outstanding options to acquire shares of convertible preferred stock.

Unaudited Pro Forma Combined Condensed Balance Sheets
At December 31, 2000

	First Community	First Charter	Pro Forma Adjustments		First Community Pro Forma	Professional Bancorp	Professional Bancorp Pro Forma Adjustments		Pro Forma with Professional Bancorp
	(In thousands, except per share data)
Assets:
Cash and due from banks	$35,752	$12,369	$—		$48,121	$17,727	—		$65,848
Federal funds sold	16,903	—	—		16,903	77,275	(8,431	)(a)	85,747

Total cash and cash equivalents	52,655	12,369	—		65,024	95,002	(8,431)		151,595
Interest-bearing deposits in financial institutions	495	16	—		511	447	—		958
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	913	779	—		1,692	415	—		2,107
Securities held to maturity	40,428	—	—		40,428	14,263	—		54,691
Securities available-for-sale	4,972	41,520	—		46,492	46,692	(425	)(a)	92,759

Total securities	46,313	42,299	—		88,612	61,370	(425)		149,557
Net loans	246,622	72,698	—		319,320	102,376	—		421,696
Premises and equipment	5,027	734	—		5,761	817	—		6,578
Other real estate owned	1,031	1,296	—		2,327	—	—		2,327
Goodwill	—	882	6,555	(aa)	7,437	—	4,634	(b)	12,071
Other assets	6,144	3,038	427	(bb)	9,609	4,796	2,923	(c)	17,328

Total Assets	$358,287	$133,332	$6,982		$498,601	$264,808	$(1,299)		$762,110

Liabilities and Shareholders' Equity
Liabilities:
Non-interest bearing deposits	$114,042	$34,909	$—		$148,951	$135,797	—		$284,748
Interest bearing deposits	202,896	76,322	—		279,218	113,338	—		392,556

Total deposits	316,938	111,231	—		428,169	249,135	—		677,304
Borrowed funds	9,689	11,000	—		20,689	679			21,368
Accrued interest payable & other liabilities	3,888	1,137	2,721	(cc)	7,746	3,074	3,144	(d)	13,964

Total Liabilities	330,515	123,368	2,721		456,604	252,888	3,144		712,636
Shareholders' Equity:
Convertible preferred stock	—	5,045	(5,045	)(dd)	—	—	—		—
Common stock	20,402	174	14,051	(ee)	34,627	17	7,460	(e)	42,104
Additional paid-in-capital	—	12,439	(12,439	)(ff)	—	21,271	(21,271	)(f)	—
Treasury stock	—	—	—		—	(537)	537	(g)	—
Retained earnings (accumulated deficit)	7,432	(7,486)	(2,294	)(gg)	7,432	(8,264)	8,264	(h)	7,432
Accumulated other comprehensive loss: unrealized net losses on securities available-for-sale, net	(62)	(208)	208	(hh)	(621)	(567)	567	(i)	(62)

Total Shareholders' Equity	27,772	9,964	4,261		41,997	11,920	(4,443)		49,474

Total Liabilities & Shareholders' Equity	$358,287	$133,332	$6,982		$498,601	$264,808	$(1,299)		$762,110

Number of common shares outstanding(1)	3,971.4	2,289.8			4,633.0	2,030.8			5,137.7
Common shareholders' equity per share	$6.99	$2.15			$9.06	$5.87			$9.63

(1)
The number of shares of First Charter common stock outstanding does not reflect either the conversion of each outstanding share of First Charter convertible preferred stock into 657.89 shares of First Charter common stock or the conversion of shares of First Charter convertible preferred stock issuable upon the exercise of outstanding options to acquire shares of convertible preferred stock.

Unaudited Pro Forma Combined Condensed Income Statements
for the Six Months Ended June 30, 2001

	First Community	First Charter	Pro Forma Adjustments	First Community Pro Forma
	(In thousands, except per share data)
Interest income:
Interest and fees on loans	$16,648	$3,109	$—	$19,757
Interest on interest-bearing deposits in financial institutions	17	22	—	39
Interest on investment securities	2,974	821	—	3,795
Interest on federal funds sold	2,393	278	—	2,671

Total interest income	22,032	4,230	—	26,262
Interest expense:
Interest expense on deposits	5,212	2,000	—	7,212
Interest expense on borrowed funds	658	203	—	861

Total interest expense	5,870	2,203	—	8,073

Net interest income	16,162	2,027	—	18,189
Less: provision for loan losses	639	—	—	639

Net interest income after provision for loan losses	15,523	2,027	—	17,550
Non-interest income:
Service charges, commissions and fees	1,850	86	—	1,936
Other income	368	254	—	622

Total non-interest income	2,218	340	—	2,558
Non-interest expense:
Salaries and employee benefits	6,509	1,011	—	7,520
Occupancy, furniture and equipment	2,139	501	—	2,640
Professional services	1,555	709	—	2,264
Stationery, supplies and printing	297	106	—	403
FDIC assessment	284	11	—	295
Cost of other real estate owned	32	10	—	42
Advertising	237	2	—	239
Insurance	142	57	—	199
Goodwill amortization	134	—	—	134
Other	1,194	459	—	1,653

Total non-interest expense	12,523	2,866	—	15,389

Income before income taxes	5,218	(499)	—	4,719
Income taxes	2,154	1	—	2,155

Income (loss) from continuing operations	3,064	(500)	—	2,564
Discontinued operations
Loss from operations of discontinued merchant card processing (net of income taxes)	—	(481)	—	(481)
Loss on disposal of merchant card processing, including provision of $478 for operating losses during phase-out period (net of income taxes)	—	(620)	—	(620)

Loss from discontinued operations	—	(1,101)	—	(1,101)

Net income (loss)	3,064	(1,601)	—	1,463
Preferred dividends	—	—	—	—

Net income (loss) available to common shareholders	$3,064	$(1,601)	$—	$1,463

Per share information:
Number of shares (weighted average)
Basic	4,474.1	2,289.8		5,118.8
Diluted(1)	4,705.6	2,289.8		5,350.3
Income (loss) per share:
Basic
From continuing operations	$0.68	$(0.22)		$0.50
From discontinued operations	—	(0.48)		(0.22)

Basic income (loss) per common share	$0.68	$(0.70)		$0.29

Diluted(2)
From continuing operations	$0.65	$(0.22)		$0.48
From discontinued operations	—	(0.48)		(0.21)

Diluted income (loss) per common share	$0.65	$(0.70)		$0.27

(*)
Effect is anti-dilutive.

(1)
The diluted number of shares of First Charter common stock does not reflect either the conversion of each outstanding share of First Charter convertible preferred stock into 657.89 shares of First Charter common stock or the conversion of shares of First Charter convertible preferred stock issuable upon the exercise of outstanding options to acquire shares of convertible preferred stock.

(2)
Does not include the impact of options to purchase First Charter convertible preferred stock.

Unaudited Pro Forma Combined Condensed Income Statements
for the Year Ended December 31, 2000

	First Community	First Charter	Pro Forma Adjustments	First Community Pro Forma	Professional Bancorp	Professional Bancorp Pro Forma Adjustments		Pro Forma with Professional Bancorp
	(In thousands, except per share data)
Interest income:
Interest and fees on loans	$23,980	$5,750	$—	$29,730	$11,901	—		$41,631
Interest on interest-bearing deposits in financial institutions	257	15	—	272	35	—		307
Interest on investment securities	2,957	1,723	—	4,680	4,030	—		8,710
Interest on federal funds sold	1,637	458	—	2,095	3,356	—		5,451

Total interest income	28,831	7,946	—	36,777	19,322	—		56,099
Interest expense:
Interest expense on deposits	7,551	3,522	—	11,073	3,431	—		14,504
Interest expense on borrowed funds	373	55	—	428	51	582	(j)	1,061

Total interest expense	7,924	3,577	—	11,501	3,482	582		15,565

Net interest income	20,907	4,369	—	25,276	15,840	(582)		40,534
Less: provision for loan losses	520	(205)	—	315	11,732	—		12,047

Net interest income after provision for loan losses	20,387	4,574	—	24,961	4,108	(582)		28,487
Non-interest income:
Service charges, commissions and fees	1,637	165	—	1,802	1,314	—		3,116
Gain on sale of securities	—	10	—	10	—	—		10
Other income	828	1,194	—	2,022	4,646	—		6,668

Total non-interest income	2,465	1,369	—	3,834	5,960	—		9,794
Non-interest expense:
Salaries and employee benefits	6,673	2,203	—	8,876	7,868	—		16,744
Occupancy, furniture and equipment	2,455	1,063	—	3,518	2,040	—		5,558
Professional services	1,914	1,189	—	3,103	2,790	—		5,893
Stationery, supplies and printing	418	65	—	483	669	—		1,152
Cost of other real estate owned	356	93	—	449	—	—		449
Advertising	435	24	—	459	311			770
Insurance	128	109	—	237	125			362
Goodwill amortization	—	—	—	—	—	309	(k)	309
Merger costs	3,561	—	—	3,561	—			3,561
Loss on sale of securities	11	5	—	16	—			16
Other	2,194	296	—	2,490	1,306	—		3,796

Total non-interest expense	18,145	5,047	—	23,192	15,109	309		38,610

Income before income taxes	4,707	896	—	5,603	(5,041)	(891)		(329)
Income taxes	2,803	1	—	2,804	2	(244	)(1)	2,562

Income (loss) from continuing operations	1,904	895	—	2,799	(5,043)	(647)		(2,891)
Discontinued operations
Loss from operations of discontinued merchant card processing operations (net of income taxes)	—	(44)	—	(44)	—	—		(44)

Net income (loss)	1,904	851	—	2,755	(5,043)	(647)		(2,935)
Preferred dividends	—	660	(660)	—	—	—		—

Net income (loss) available to common shareholders	$1,904	$191	$660	$2,755	$(5,043)	$(647)		$(2,935)

Per share information:
Number of shares (weighted average)
Basic	3,908.3	2,289.8		4,553.0	2,030.8			5,057.7
Diluted(1)	4,090.4	74,658.2		4,735.1	2,030.8			5,239.8
Income (loss) per share:
Basic
From continuing operations	$0.49	$0.10		$0.62	$(2.48)			$(0.57)
From discontinued operations	—	(0.02)		(0.01)	—			(0.01)

Basic income (loss) per common share	$0.49	$0.08		$0.61	$(2.48)			$(0.58)

Diluted(1)
From continuing operations	$0.47	$0.01		$0.59	$(2.48) *			$(0.57) *
From discontinued operations	—	(0.00)		(0.01)	—			(0.01) *

Diluted income (loss) per common share	$0.47	$0.01		$0.58	$(2.48) *			$(0.58) *

(*)
Effect is anti-dilutive

(1)
Does not include the impact of options to purchase First Charter convertible preferred stock.

Notes to Unaudited Pro Forma Condensed Combined Financial Data
of First Community and First Charter

NOTE 1: BASIS OF PRESENTATION OF FIRST CHARTER

    Certain historical data of First Charter have been reclassified on a pro forma basis to conform to First Community's classifications. Transactions between First Community and First Charter are not material in relation to the unaudited pro forma combined financial statements, and have not been eliminated from the pro forma combined amounts. The unaudited pro forma numbers of common shares outstanding, common shareholders' equity per share, weighted average number of shares (basic and diluted) and income (loss) per share (basic and diluted) are based on the share amounts for First Community plus the share amounts for First Charter multiplied by the First Charter exchange ratio of 0.008635 and includes the conversion of First Charter convertible preferred stock into First Community common stock as provided by the merger agreement. Prior to the merger and the conversion of 7,000 shares of preferred stock into common stock immediately prior to the record date, First Charter has 2,289,779 common shares and 110,000 convertible preferred shares outstanding. The convertible preferred shares are equivalent to 72,368,421 First Charter common shares. As a result of the conversion of First Charter convertible preferred stock into First Community common stock, preferred dividends are eliminated in the pro forma combined condensed income statements.

NOTE 2: PURHCASE PRICE OF FIRST CHARTER ACQUISITION

    The purchase price is based on issuing approximately 661,609 common shares of First Community common stock. The price of First Community common stock on the acquisition date was $21.50 resulting in a total purchase price of approximately $14,225,000.

NOTE 3: ALLOCATION OF PURCHASE PRICE OF FIRST CHARTER ACQUISITION

    The purchase price of First Charter has been allocated as follows (in thousands):

Cash and cash equivalents	$28,913
Time deposits in financial institutions	3,038
Securities	20,795
Net loans	66,951
Goodwill	7,867
Premises and equipment	628
Other real estate owned	1,292
Other assets	3,079
Deposits	(108,610)
Borrowed funds	(6,000)
Other liabilities	(3,728)

Total purchase price	$14,225

    In allocating the purchase price, the following adjustments were made to First Charter's historical amounts. Other liabilities were increased by $2,721,000, representing the estimated merger costs. Other assets were increased by $427,000, representing the tax effects of the estimated merger costs. Substantially all of other assets and liabilities are either variable rate or short-term in nature and fair market value adjustments were considered to be immaterial to the financial presentation. These preliminary purchase price adjustments are subject to further refinement.

    In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," beginning on January 1, 2002, amortization of goodwill and intangibles with indefinite lives will cease.

NOTE 4: MERGER COSTS

    The unaudited pro forma combined condensed financial data reflect First Community's and First Charter's respective management's current estimate, for purposes of pro forma presentation, of the aggregate estimated merger costs of $2,721,000 ($2,294,000 net of taxes, computed using the combined federal and state tax rate of 42.0%) expected to be incurred in connection with the First Charter merger. In accordance with pooling of interests accounting, these costs will be recognized upon the closing of the transaction. While a portion of these costs may be required to be recognized over time, the current estimate of these costs has been recorded in the pro forma combined balance sheets in order to disclose the aggregate effect of these activities on First Community's pro forma combined financial position. The estimated aggregate costs include the following:

Employee costs	$446,000
Conversion costs	400,000
Other costs	170,000

1,016,000
Tax benefits	427,000

589,000
Investment banking and other professional fees	1,705,000

$2,294,000

    These cost estimates are forward-looking. While the costs represent management's current estimate of merger costs that will be incurred, the ultimate level and timing of recognition of such costs will be based on the final merger and integration plan to be completed prior to consummation of the merger of First Charter with First Community, which will be developed by various of First Community's and First Charter's task forces and integration committees. Readers are cautioned that the completion of the merger and integration plan and the resulting management plans detailing actions to be undertaken to effect the merger and resultant integration of operations will impact these estimates; the type and amount of costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs.

NOTE 5: KEY TO PRO FORMA ADJUSTMENTS OF FIRST CHARTER ACQUISITION

    Summarized below are the pro forma adjustments necessary to reflect the acquisition of First Charter based on the purchase method of accounting:

  aa)
  Reflect goodwill resulting from the purchase method of accounting. See note 3.

  bb)
  Reflect the deferred tax asset to the deductible merger costs. See note 4.

  cc)
  Adjust liabilities for accrued merger costs. See note 4.

  dd)
  Reflect conversion of preferred stock to First Community common stock

  ee)
  Reflect issuance of common stock to First Charter shareholders.

  ff)
  Eliminate First Charter additional paid-in-capital.

  gg)
  Eliminate First Charter retained losses.

  hh)
  Eliminate First Charter unrealized losses on securities available-for-sale.

NOTE 6: BASIS OF PRESENTATION OF PROFESSIONAL ACQUISITION

    On January 16, 2001, Professional Bancorp, Inc. merged (the "Professional Merger") with and into First Community, with First Community as the surviving entity. The merger was consummated pursuant to the terms of an Agreement and Plan of Merger, dated as of August 7, 2000, by and between First Community and Professional Bancorp (the "Professional Merger Agreement").

    Pursuant to the Professional Merger Agreement, each issued and outstanding share of common stock of Professional Bancorp prior to the Professional Merger (other than as provided in the Professional Merger Agreement) was converted into the right to receive either 0.55 shares of First Community Common Stock or $8.00 in cash. Upon consummation of the Professional Merger, First Community issued approximately 504,747 shares of common stock to former holders of Professional Bancorp common stock, and as a result, the former shareholders of Professional Bancorp common stock own shares of First Community common stock representing approximately 11.3% of the outstanding shares of First Community common stock.

    The Professional Merger was accounted for using the purchase method. Therefore, operating results of First Community for the year ended December 31, 2000 do not include the operations of Professional Bancorp. Also, the balance sheet of First Community as of December 31, 2000 does not include the balance sheet of Professional Bancorp. Due to the materiality of this acquisition, the Unaudited Pro Forma Combined Condensed Statement of Income for the one year period ended December 31, 2000 includes the operations of Professional Bancorp, Inc. as if the Professional Merger occurred at the beginning of the period and the Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 2000 includes Professional Bancorp, Inc. as if the Professional Merger had occurred on that date.

    The information for Professional Bancorp, Inc. for the year ended December 31, 2000 is derived from the audited consolidated financial statements of Professional Bancorp. This information should be read in conjunction with the historical consolidated financial statements of Professional Bancorp, Inc. including the respective notes thereto, which are included in this proxy statement — prospectus. The unaudited pro forma combined condensed financial data does not give effect to any operating efficiencies anticipated in conjunction with the Professional Merger.

    Certain historical data of Professional Bancorp, Inc. have been reclassified on a pro forma basis to conform to First Community's classifications.

NOTE 7: PURCHASE PRICE AND FUNDING OF PROFESSIONAL MERGER

    The purchase price is based on $8 per share for Professional Bancorp, Inc. shareholders receiving the cash consideration and an exchange ratio of 0.55 First Community shares for Professional Bancorp shareholders receiving the stock consideration. Based on the $14.81 closing price of First Community on the day prior to the completion of the Professional Merger, those Professional Bancorp, Inc. shareholders choosing the stock consideration received a value of $8.15 per share.

    The total consideration paid in connection with the Professional Merger is calculated as:

	Stock Consideration	Cash Consideration		Total
Professional Bancorp common shares outstanding	917,722	1,113,032		2,030,754
Exchange ratio	0.55

	504,747	1,113,032
Value received	$14.81	$7.96	*

Total purchase price	$7,475,000	$8,858,000		$16,333,000

*
Less than $8.00 per share as a result of First Community purchasing some shares at market prior to the Professional Merger.

    The cash portion of the purchase price was financed through a combination of the issuance of $8 million of trust preferred securities which occurred in September 2000, a revolving line of credit and dividends from First Community's subsidiary banks. (Note: Trust preferred securities count as Tier 1 capital for regulatory purposes.)

    Professional Bancorp, Inc. shareholders had the option to elect cash of $8 or 0.55 shares of First Community common stock for each share of Professional Bancorp, Inc. common stock owned. Based upon the elections, 917,722 shares of Professional Bancorp Common Stock were exchanged for approximately 504,747 shares of First Community Common Stock and 1,113,032 shares of Professional Bancorp Common Stock were exchanged for approximately $8,904,000.

    As a result of the issuance of trust preferred, historical interest expense on the accompanying pro forma combined condensed income statements for the year ended December 31, 2000, has been increased by $582,000 representing the interest expense on the trust preferred.

NOTE 8: ALLOCATION OF PURCHASE PRICE OF PROFESSIONAL MERGER

    The purchase price of Professional Bancorp, Inc. has been allocated as follows:

Cash and cash equivalents	$95,002,000
Time deposits in financial institutions	447,000
Securities	61,370,000
Net loans	102,376,000
Goodwill	4,634,000
Premises and equipment	817,000
Other assets	7,763,000
Deposits	(249,135,000)
Borrowed funds	(679,000)
Other liabilities	(6,262,000)

Total purchase price	$16,333,000

    In allocating the purchase price, the following adjustments were made to Professional Bancorp, Inc.'s historical amounts. Other liabilities were increased by $3,144,000, representing the estimated merger costs. Other assets were increased by $2,923,000, representing the tax effects of the estimated merger costs and the reduction of the valuation reserve against the deferred tax asset. Substantially all of other assets and liabilities are either variable rate or short-term in nature and fair value adjustments were considered to be immaterial to the financial presentation. Goodwill is amortized on a straight line basis over fifteen years.

    In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", beginning on January 1, 2002, amortization of goodwill and intangibles with indefinite lives will cease.

NOTE 9: MERGER COSTS OF PROFESSIONAL MERGER

    The table below reflects First Community's current estimate, for purposes of pro forma presentation, of the aggregate estimated merger costs of $3,144,000 ($221,000 net of taxes, computed using the combined federal and state tax rate of 42.0%) expected to be incurred in connection with the merger. While a portion of these costs may be required to be recognized over time, the current estimate of these costs has been recorded in the pro forma combined balance sheet in order to disclose the aggregate effect of these activities on First Community's pro forma combined financial position. The estimated aggregate costs, primarily comprised of anticipated cash charges, include the following:

Employee costs (severance and retention costs)	$2,220,000
Professional services	169,000
Conversion and other costs	755,000

Total	3,144,000
Tax benefits of above costs	1,003,000
Reversal of tax valuation allowance	1,920,000

Net merger costs	$221,000

    First Community management's cost estimates are forward-looking. While the costs represent First Community management's current estimate of merger costs associated with the merger that will be incurred, the ultimate level and timing of recognition of such costs will be based on the final integration in connection with consummation of the merger. Readers are cautioned that the completion of this integration and other actions that may be taken in connection with the merger will impact these estimates. The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs.

NOTE 10: KEY TO PRO FORMA ADJUSTMENTS OF PROFESSIONAL MERGER

    Summarized below are the pro forma adjustments necessary to reflect the acquisition of Professional Bancorp, Inc. based on the purchase method of accounting:

  a)
  Use cash as part of the cash portion of the purchase price. See note 7.

  b)
  Reflect goodwill resulting from the purchase method of accounting. See note 8.

  c)
  Reflect the deferred tax asset related to the deductible merger costs. See note 9.

  d)
  Adjust liabilities for accrued merger costs. See note 9.

  e)
  Reflect issuance of common stock to Professional Bancorp, Inc. shareholders.

  f)
  Eliminate Professional Bancorp, Inc. additional paid-in-capital.

  g)
  Eliminate Professional Bancorp, Inc. treasury stock.

  h)
  Eliminate Professional Bancorp, Inc. retained losses.

  i)
  Eliminate Professional Bancorp, Inc. unrealized losses on securities available-for-sale.

  j)
  Interest expense related to the issuance of trust preferred.

  k)
  Amortization of goodwill on a straight-line basis over fifteen years.

  l)
  Tax benefits associated with the additional interest expense.

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EXHIBIT 99.4
Unaudited Pro Forma Condensed Combined Financial Data of First Community and First Charter
Unaudited Pro Forma Combined Condensed Balance Sheets At June 30, 2001
Unaudited Pro Forma Combined Condensed Balance Sheets At December 31, 2000
Unaudited Pro Forma Combined Condensed Income Statements for the Six Months Ended June 30, 2001
Unaudited Pro Forma Combined Condensed Income Statements for the Year Ended December 31, 2000
Notes to Unaudited Pro Forma Condensed Combined Financial Data of First Community and First Charter